CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 25, 2005, relating to the financial statements and financial highlights which appear in the November 30, 2004 Annual Report to Shareholders of PIA BBB Bond Fund (hereafter referred to as the “Fund”), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, WI
March 30, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 25, 2005, relating to the financial statements and financial highlights which appear in the November 30, 2004 Annual Report to Shareholders of PIA Short-Term Government Securities Fund, PIA Total Return Bond Fund, each a series of Advisors Series Trust (hereafter referred to as the “Trust”), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, WI
March 30, 2005